UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VWR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VWR
We Enable Science
Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, PA 19087

March 31, 2017

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2017 Annual Meeting of Stockholders of VWR Corporation to be held on Tuesday, May 2, 2017 at 11:00 a.m., Eastern Daylight Time, at the Company’s headquarters, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

At the meeting, stockholders will vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. We will also review the Company’s major developments of 2016 and answer your questions about VWR’s business and operations.

In this year’s proxy statement, we will vote on the election of nine directors to serve a one-year term expiring in 2018 and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers. We have included a proxy summary starting on page 2 that provides highlights of the detailed information included elsewhere in the proxy statement.

2016 was a strong year for VWR as we continued to meet the challenges of being a public company. In the process, net sales increased 4.5% with 3.2% organic net sales growth, we continued to de-lever our balance sheet and we posted a 13.2% increase in our Adjusted EPS to $1.72. This strong performance was the direct result of the continued execution of our strategy.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Thank you for your continued trust in VWR and your investment in our business.

Sincerely,

Manuel Brocke-Benz

Director, President and Chief Executive Officer

Notice of 2017 Annual Meeting of Stockholders

Tuesday, May 2, 2017 11:00 a.m. Eastern Daylight Time	Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA 19087

The Annual Meeting of Stockholders of VWR Corporation (“VWR” or the “Company”) will be held on Tuesday, May 2, 2017 at 11:00 a.m. EDT, at the Company’s office located at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087. Stockholders of record of VWR common stock at the close of business on March 22, 2017 are entitled to vote at the meeting. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2017 Annual Meeting of Stockholders.

The purposes of the meeting are:

1.	to elect the nine directors nominated by our Board of Directors and named in the proxy statement;
2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;
3.	to approve, on an advisory basis, named executive officer compensation; and
4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Enclosed with this Notice of Annual Meeting of Stockholders is a proxy statement, related proxy card with a return envelope and our 2016 Annual Report on Form 10-K. The 2016 Annual Report on Form 10-K contains financial and other information that, except as set forth herein, is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.

The attached proxy statement provides a summary of the items to be voted on at the Annual Meeting and then a more detailed look at our Board of Directors and executive compensation. Please consider the issues presented in the proxy statement and vote your shares as promptly as possible.

On behalf of VWR’s Board of Directors,

George Van Kula

Senior Vice President, Human Resources, General Counsel and Secretary

March 31, 2017

1

2017 PROXY STATEMENT

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement and VWR’s 2016 Annual Report on Form 10-K before voting.

2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m. Eastern Daylight Time, May 2, 2017

Place:	Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087

Record Date:	March 22, 2017

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of VWR.

Stockholders of record, who hold shares registered in their names, can vote by:

Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 11:59 p.m. EDT on May 1, 2017. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker or other organization.

If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares. If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

See the “Questions and Answers About the Meeting and Voting” section beginning on page 6 for more details.

2

2017 PROXY STATEMENT

Proxy Summary (continued)

Meeting Agenda and Voting Recommendations

		Board Vote Recommendation	Page Reference (for more detail)
Item 1 –	Election of Nine Directors to Serve One-Year Terms	✓ FOR Each Nominee	16
Item 2 –	Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2017	✓ FOR	26
Item 3 –	Advisory Approval of Named Executive Officer Compensation	✓ FOR	29

Corporate Governance Highlights (Page 10)

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests. To this end, after careful consideration, at the 2016 Annual Meeting of Stockholders, our stockholders approved the following decisions in order to increase stockholder engagement and director accountability:

✓	declassified the board of directors and instituted annual elections of directors

✓	adopted a majority voting standard in uncontested elections of directors

Additional Corporate Governance Highlights include:

✓	8 out of 9 Board members are independent

✓	Independent Chairman

✓	Regular executive sessions of independent directors

✓	Independent Audit, Compensation and Nominating and Governance Committees

✓	Risk oversight by the full Board and Committees

✓	Regular Board and Committee self-evaluations

✓	Policies prohibiting short sales, hedging, margin accounts and pledging

Our corporate governance practices are described in greater detail in the “Corporate Governance” section.

3

2017 PROXY STATEMENT

Proxy Summary (continued)

Board Nominees (Page 17)

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Nicholas W. Alexos	53	2007	Managing Director, Madison Dearborn Partners, LLC	Yes	Finance
Robert L. Barchi	70	2006	President, Rutgers, The State University of New Jersey	Yes	Audit
Edward A. Blechschmidt	64	2007	Retired Corporate Executive, most recently CEO at Novelis Corp.	Yes	Audit (Chair)
Manuel Brocke-Benz	58	2012	President & CEO, VWR Corporation	No	Finance (Chair)
Robert P. DeCresce	67	2007	Harriet B. Borland Professor and Chair of the Department of Pathology, Rush Medical College	Yes	Compensation
Harry M. Jansen Kraemer, Jr.*	62	2007	Former Chairman, CEO and Director at Baxter International, Inc.	Yes	Nominating & Governance
Pamela Forbes Lieberman	63	2009	Retired Corporate Executive, including President, CEO and Director at TruServ Corporation	Yes	Audit
Timothy P. Sullivan	59	2007	Managing Director, Madison Dearborn Partners, LLC	Yes	Compensation (Chair); Nominating & Governance; Finance
Robert J. Zollars	59	2006	Chairman, Vocera Communications, Inc.	Yes	Nominating & Governance (Chair); Compensation
*	Chairman of the Board

Select Performance Highlights (Page 30)

2016 saw the continued expansion of our position as a leading independent provider of product and service solutions to laboratory and production customers. We did this by expanding our relationships with our global strategic customers, developing new products and services, increasing sales of private label products, enhancing our value-added services offerings under the VWRCATALYST brand, expanding our chemical manufacturing capabilities and continuing the globalization of our best practices. In 2016 we delivered:

•	Net sales of $4.5 billion, up 4.5%, and up 3.2% on an organic basis.
•	GAAP diluted EPS of $1.12; Adjusted EPS of $1.72, up 13.2%.
•	Operating Cash Flow of $266.2 million, up from $225.0 million in 2015.

In addition, we strengthened our balance sheet by lowering our Net Leverage ratio to 3.8X at the end of 2016, compared to 4.1X at the end of 2015. Our strengthened balance sheet increases our financial flexibility as we move forward.

Organic sales growth, Adjusted EPS and Net Leverage are non-GAAP measures. See Appendix A for information about our non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements.

4

2017 PROXY STATEMENT

Proxy Summary (continued)

Executive Compensation Highlights (Page 32)

As part of its annual review of our executive compensation program, the Compensation Committee confirmed several long-standing VWR compensation policies and practices and adopted certain new policies and practices to further align our executive compensation program with stockholder interests.

The Compensation Disclosure and Analysis provides a focused discussion of how VWR’s executive compensation philosophy drove strong operating and financial performance in 2016. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What we have	What we don’t have
✓	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

✓	Long-term objectives aligned with the creation of stockholder value

✓	Market comparison of executive compensation against a relevant peer group

✓	Robust stock ownership guidelines

✓	Use of an independent compensation consultant reporting directly to the Compensation Committee

✓	Compensation recovery (“clawback”) policy for our equity based long-term incentive program
✗	No hedging or short sales of Company stock, or pledging of Company stock except in limited circumstances with pre-approval

✗	No option grants below 100% fair market value

✗	No excessive severance benefits upon a change of control

✗	No multi-year employment contracts

✗	No repricing of underwater stock options under our long-term incentive plan

5

2017 PROXY STATEMENT

Questions and Answers

About the Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of VWR common stock, par value $0.01 per share (the “common stock”), at the close of business on March 22, 2017, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a stockholder of record/registered stockholder and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by touchtone telephone within the United States, U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record can also vote by written proxy card. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

In Person. All stockholders of record may vote in person at the meeting. See Question 5 below regarding the requirements for attending the Annual Meeting.

Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. Your shares will be voted according to your directions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2017), unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting. In order to be able to vote your shares at the meeting, you must obtain a legal proxy from that entity and bring it with you to hand in with your ballot.

6

2017 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

5.	Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was March 22, 2017, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of March 22, 2017 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting.

6.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received in writing by our Corporate Secretary by 11:59 p.m. EDT on May 1, 2017):

•	Vote again by telephone or at the Internet website;
•	Mail a revised proxy card or voting instruction form that is dated later than the prior one; or
•	Stockholders of record may vote in person at the Annual Meeting.

7.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential, except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation;
•	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
•	to allow the independent inspector of election to certify the results of the vote.

Broadridge Investor Communication Solutions, the independent proxy tabulator used by VWR, counts the votes and acts as the judge of election for the meeting.

8.	What is a broker non-vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Under NASDAQ rules, the proposal to ratify the appointment of an independent registered public accounting firm (Item 2) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this proxy statement are “non-discretionary” items–brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

9.	What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares, present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

7

2017 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

10.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 22, 2017, VWR had 131,683,096 shares of common stock (excluding treasury shares) outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Item 1: Election of nine director nominees. A majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. Abstentions and broker non-votes will not impact the election of the nominees.

Item 2: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2017. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Item 3: Advisory approval of named executive officer compensation. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

11.	Who pays for the solicitation of proxies?

VWR pays the cost of soliciting proxies, including preparation, assembly, printing and mailing. Proxies will be solicited on behalf of the Board of Directors by mail, telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

12.	How do I comment on Company business?

Your comments are collected when you vote using the Internet. We also collect comments from the proxy card if you vote by mailing the proxy card. You may also send your comments to us in care of the Corporate Secretary: VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087. Although it is not possible to respond to each stockholder, your comments help us to understand your concerns.

13.	May I nominate someone to be a director of VWR?

Yes, please see “Corporate Governance–Stockholder Nominations for Directors” for details on the procedures for stockholder nominations of director candidates.

14.	When are the 2018 Stockholder proposals due?

To be considered for inclusion in the Company’s 2018 proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 13, 2017. Address all stockholder proposals to: VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2018 annual meeting, notice of intention to present the proposal, including all information required to be provided by the stockholder in accordance with the Company’s Amended and Restated Bylaws, must be received in writing at our principal executive offices no earlier than January 2, 2018 and no later than February 1, 2018. Address all notices of intention to present proposals at the 2018 annual meeting to: VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

8

2017 PROXY STATEMENT

Questions and Answers About the Meeting and Voting (continued)

15.	How may I obtain a copy of VWR’s Annual Report on Form 10-K?

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2016 (not including exhibits and documents incorporated by reference), at your request. Please direct all requests to VWR Corporation, Investor Relations, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087. These materials also are available, free of charge, on our website at www.vwr.com.

9

2017 PROXY STATEMENT

Corporate Governance

Our success is built on the trust we have earned from our customers, suppliers, distributors, associates, business partners and investors, and trust sustains our success. Part of this trust stems from our commitment to good corporate governance. The framework for our governance practices is found in our Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and will recommend proposed changes to the Board for approval.

In addition to the Corporate Governance Guidelines and the other policies and procedures described in this section, we highlight below certain of our corporate governance practices:

Board Membership and Participation

•	Directors who serve on our audit committee may serve on only two other public companies’ audit committees.
•	Other directors should not serve on more than four outside public company boards in addition to VWR’s Board.
•	Directors’ attendance at annual meetings is expected.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Our Insider Trading Policy contains restrictions that, among other things:

•	prohibit short sales of VWR securities and derivative or speculative transactions in VWR securities;
•

prohibit the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of VWR securities; and

•	prohibit directors and executive officers from holding VWR securities in margin accounts or pledging VWR securities as collateral.

The Structure and Role of the Board of Directors

Board Leadership Structure

The Company’s Board is led by a non-executive Chairman. We believe that having a non-executive Chairman emphasizes the importance of the Board’s objectivity and independence from management and best promotes the effective functioning of the Board’s oversight role. Our Chairman’s responsibility is to ensure that our Board functions properly and to work with our President and Chief Executive Officer to set the Board’s agenda. We expect our Chairman to facilitate communications among our directors and between the Board and senior management. While our Chairman provides independent leadership, he also works closely with our President and Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance.

The Board believes that it is in the best interest of the Company and its stockholders for Mr. Kraemer to continue to serve as Chairman of the Board. Mr. Kraemer possesses significant knowledge and experience in our industry and a deep understanding of VWR’s strategic objectives, all of which will continue to benefit the Company during the year ahead.

The Board does not believe that any single leadership structure is right for all companies at all times. As a result, the Board will periodically review its leadership structure to determine, based on the circumstances at that time, whether it and its committees are functioning effectively.

The Board’s Role in Risk Oversight

The Board, as a whole and through the Audit Committee, oversees risk management, which is designed to identify, evaluate and respond to our high priority risks and opportunities. This risk management approach facilitates constructive dialogue at the senior management and Board level to proactively realize opportunities and manage risks. Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to the Audit Committee and annual updates to the full board on the risk management program and reports on the identified high priority risks and opportunities.

10

2017 PROXY STATEMENT

Corporate Governance (continued)

Our Compensation Committee considers the extent to which our executive compensation program may create risk for the Company. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Objectives—How We Make Compensation Decisions.” In addition, our Nominating and Governance Committee considers risks related to succession planning for the Board of Directors and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.

Board Meetings and Attendance

Under VWR’s Corporate Governance Guidelines, our directors are expected to dedicate sufficient time to the performance of their Board duties, including by attending the annual meeting of stockholders, Board meetings and applicable committee meetings.

The Board met four times in 2016, including regularly scheduled and special meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2016.

Board and Committee Evaluations

The Board of Directors annually assesses the effectiveness of the full Board, the operations of its committees and the contributions of director nominees. The Nominating and Governance Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

Committees of the Board

There are four standing committees of the Board. The Board has adopted written charters for each committee, which are available on our website at investor.vwr.com under “Corporate Governance.”

Each of the Audit, Compensation, and Nominating and Governance Committees consists solely of directors who have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission (“SEC”) regulations, NASDAQ listing rules and the Company’s director independence standards (including the heightened independence standards for members of the Audit and Compensation Committees).

The following table sets forth the Board committees, the members of each of the committees as of March 22, 2017 and the number of times the respective committees met in 2016:

	Audit	Compensation	Nominating and Governance	Finance
Harry M. Jansen Kraemer, Jr.*			X
Nicholas W. Alexos*				X
Robert L. Barchi*	X
Edward A. Blechschmidt*	Chair
Manuel Brocke-Benz				Chair
Robert P. DeCresce*		X
Pamela Forbes Lieberman*	X
Timothy P. Sullivan*		Chair	X	X
Robert J. Zollars*		X	Chair
Number of 2016 meetings	6	4	3	0
*	Independent Director

Audit Committee

The Audit Committee is responsible for, among other matters:

•	appointing, compensating, retaining, overseeing and terminating our independent registered public accounting firm;
•	reviewing our independent registered public accounting firm’s independence from management;
•	reviewing with our independent registered public accounting firm the scope of its audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

11

2017 PROXY STATEMENT

Corporate Governance (continued)

•

overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial reporting processes and controls and compliance with applicable legal and regulatory requirements;
•	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, financial reporting, internal controls or auditing matters; and
•	maintaining our compliance with legal and regulatory requirements and our Code of Ethics and Conduct (the “Code of Conduct”).

Each member of the Audit Committee is financially literate, and the Board of Directors has determined that each member qualifies as “audit committee financial experts” under applicable SEC rules. No committee member currently sits on more than two other public company audit committees.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•	reviewing and recommending to our Board of Directors the compensation of our chief executive officer;
•	reviewing and approving the compensation of other executive officers;
•	reviewing and approving equity compensation, employment agreements and other similar arrangements between us and our executive officers;
•	reviewing the performance of our chief executive officer;
•	reviewing and approving our stock plans and other incentive compensation plans; and
•	reviewing trends in management compensation.

The Compensation Committee has sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation and may form and delegate authority to subcommittees when appropriate. The Compensation Committee also approves all engagements and services to be performed by any consultants or advisors to the Compensation Committee. To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant—Pearl Meyer & Partners (the “Compensation Consultant”). The consultant reports directly to the Compensation Committee. For additional information about the independence of the Compensation Committee’s consultant, refer to “Compensation Discussion and Analysis—Compensation Philosophy & Objectives—How We Make Compensation Decisions—Guidance from the Independent Compensation Consultant.” For more information on the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see the “Executive Compensation—Compensation Discussion and Analysis” section.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for, among other matters:

•	identifying individuals qualified to become members of the Board and considering stockholder nominations for membership to the Board consistent with criteria approved by the Board;
•	overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;
•	identifying best practices and recommending corporate governance principles;
•	developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us;
•	reviewing our Code of Conduct and our insider trading policy;
•	reviewing and approving related party transactions; and
•	reviewing and approving the compensation of our directors.

Finance Committee

Our Finance Committee has authority to, among other matters:

•	exercise certain powers and authority of the Board during intervals between meetings of the Board;
•	review with management and recommend to the Board overall financial plans, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt; and
•	approve certain financial commitments and acquisitions and divestitures by us up to specified levels.

12

2017 PROXY STATEMENT

Corporate Governance (continued)

Communications with Directors

The Board of Directors welcomes input and suggestions. Stockholders and other interested parties wishing to contact any director individually or the directors as a group may do so by sending a written communication to the attention of the Company’s Corporate Secretary by mail at VWR Corporation, Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Stockholder Nominations for Directors

Our Nominating and Governance Committee has not adopted a written policy regarding stockholder nominations for directors. The Nominating and Governance Committee shall, however, consider director candidates timely submitted by the Company’s stockholders in accordance with the notice provisions and procedures set forth in the Company’s Amended and Restated Bylaws, and shall apply the same criteria to the evaluation of those candidates as the Committee applies to other director candidates. All stockholder nominations must be duly made by a qualifying stockholder not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Director Independence and Related Person Transactions

Director Independence

We ceased being a “controlled company” under the NASDAQ listing rules on April 5, 2016, when the outstanding voting power held by Varietal Distribution Holdings, LLC (‘Varietal”) went below 50%. See “VWR Stock Ownership.” As a result, we must comply with the NASDAQ board of directors and committee independence requirements by April 5, 2017 (the anniversary of the date on which we ceased being a “controlled company”). Under NASDAQ independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the NASDAQ listing rules. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the duties of a director.

The Board has conducted an annual assessment of the independence of directors in order to determine which members are independent. Our Board affirmatively determined that each of Ms. Forbes Lieberman and Messrs. Kraemer, Alexos, Barchi, Blechschmidt, DeCresce, Sullivan, and Zollars meets the definition of “independent director” under applicable SEC and NASDAQ listing rules. As a result, we are currently in compliance with all NASDAQ board of directors and committee independence requirements.

Transactions with Related Parties

Our Nominating and Governance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to a written Related Party Transaction Policy adopted by our Board of Directors. “Related party transactions” include any transaction by the Company with a company or other entity that employs a “related party,” or in which a “related party” has a material ownership or financial interest. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than of 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Nominating and Governance Committee will consider:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount involved and type of transaction;
•	the importance of the transaction to the related person and to our Company;

13

2017 PROXY STATEMENT

Corporate Governance (continued)

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
•	any other matters the Nominating and Governance Committee deems appropriate.

Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Certain Related Persons Transactions

Income Tax Receivable Agreement

In connection with our initial public offering, we entered into an Income Tax Receivable Agreement (the “ITRA”) that provides Varietal with the right to receive payment from us of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of a change of control, certain subsidiary dispositions or certain other events, as discussed below) as a result of the utilization of our and our subsidiaries’ net operating losses attributable to periods prior to the initial public offering.

While the actual amount and timing of any payments under the ITRA will vary depending upon a number of factors, including the amount and timing of the taxable income we and our subsidiaries generate in the future, and our and our subsidiaries’ use of net operating loss carryforwards, we expect that during the term of the ITRA the payments that we may make could be material.

At December 31, 2016, we reported a liability of $85.0 million for the ITRA, which represents 85% of the full obligation for applicable recognized deferred tax assets. The value of the liability assumes no material changes in the relevant tax law, and that we and our subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the ITRA. We made payments of $78.1 million during 2016 and $27.7 million in March 2017.

Nomination of our Directors

In connection with our initial public offering, we entered into a Director Nomination Agreement with Varietal that provides Varietal the right to designate nominees for election to our Board of Directors for so long as Varietal beneficially owns 10% or more of the total number of shares of our common stock then outstanding. Madison Dearborn Partners may cause Varietal to assign its designation rights under the Director Nomination Agreement to Madison Dearborn Partners or to a Madison Dearborn Partners affiliate so long as Madison Dearborn Partners and its affiliates are the beneficial owners of 50% or more of Varietal’s voting equity interests.

The number of nominees that Varietal is entitled to designate under this agreement will bear the same proportion to the total number of members of our Board of Directors as the number of shares of common stock beneficially owned by Varietal bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, Varietal shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Varietal’s beneficial ownership at such time. Varietal shall also have the right to have its designees participate on committees of our Board of Directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Varietal owns less than 10% of our outstanding common stock.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with Varietal. Varietal is entitled to request that the Company register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Varietal is also entitled to participate in certain registered offerings by the Company, subject to the restrictions in the registration rights agreement. The Company will pay Varietal’s expenses in connection with Varietal’s exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by Varietal as of the closing of the initial public offering, (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, and (iii) any of our common stock held by Madison Dearborn Partners and its affiliates (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered

14

2017 PROXY STATEMENT

Corporate Governance (continued)

public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Madison Dearborn Partners, Avista Capital Partners and their respective affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act. In 2016, we incurred expenses of $1.2 million in connection with sales of Registrable Securities under this agreement.

Miscellaneous

We sell certain products to Rutgers University, The State University of New Jersey, of which Dr. Barchi became the President in September 2012. In 2016, we had less than $2.7 million of net sales to Rutgers University.

Madison Dearborn Partners is a private equity firm that has investments in companies that purchase products or services from, or provide products and services to, us. Such transactions are entered into in the ordinary course of business on terms no less favorable to us than terms that could have been reached with an unaffiliated third party.

Compensation Committee Interlocks and Insider Participation

Messrs. Sullivan (Chairman), DeCresce and Zollars are the members of our Compensation Committee, and none of them is or has been our officer or employee. Mr. Sullivan is a Managing Director of Madison Dearborn Partners, which controls Varietal. For a description of the transactions between us and Madison Dearborn Partners, see “Corporate Governance—Director Independence and Related Person Transactions—Certain Related Persons Transactions.” Apart from this relationship, no member of the Compensation Committee has any relationship that would be required to be reported under Item 404 of Regulation S-K. No member of the Compensation Committee serves or served during the most recent fiscal year as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of the Board or Compensation Committee.

Code of Ethics and Conduct

We have adopted our Code of Conduct that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all professionals in finance and finance-related departments. We have also adopted a code of ethics for senior financial officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all persons performing similar functions. This Code of Conduct and the code of ethics for senior financial officials is available on our corporate website at investor.vwr.com. If we make any substantive amendments to the Code of Conduct or the code of ethics for our senior financial officials, or grant any waiver from any provision of such code of ethics for our senior financial officials, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

15

2017 PROXY STATEMENT

Item 1 Election of Directors

In selecting director candidates, the Nominating and Governance Committee and the Board of Directors considers the qualifications and skills of the candidates individually and the composition of the Board of Directors as a whole. The Nominating and Governance Committee also considers criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board of Directors. In addressing issues of diversity in particular, the Nominating and Governance Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. Under our Corporate Governance Guidelines, the Nominating and Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	the nominee’s ability to represent all stockholders without a conflict of interest;
•	the nominee’s ability to work in and promote a productive environment;
•	whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director;
•	whether the nominee has demonstrated the high level of character and integrity expected by the Company;
•	whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company; and
•	the nominee’s ability to apply sound and independent business judgment.

The Board of Directors expects that each of the nominees listed below will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate. If a nominee is unable to serve as a director, the Board of Directors may reduce its size or choose a substitute.

The following biographies describe the business experience of each director nominee standing for re-election. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board of Directors’ collective qualifications, skills and experience.

The Board of Directors unanimously recommends a vote “FOR” ITEM 1, the election of all nominees to serve as directors.

16

2017 PROXY STATEMENT

Item 1 Election of Directors (continued)

Director Nominee Biographies and Qualifications

Nicholas W. Alexos Director since: 2007 Age: 53 Committees: Finance

Mr. Alexos is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago, Illinois. Prior to co-founding Madison Dearborn Partners in 1992, he was with First Chicago Venture Capital for four years. Prior to that position, Mr. Alexos was with The First National Bank of Chicago. He concentrates on investments in the healthcare sector and currently also serves as a director of Option Care and Performance Health (formerly Patterson Medical). In addition, Mr. Alexos serves on the Board of Trustees of the Lake Forest Country Day School, Metro Squash and the University of Chicago Booth School of Business Council. In the past five years, Mr. Alexos also served as a director of Sage Products, LLC, Sirona Dental Systems, Inc. and Ikaria, Inc. Mr. Alexos earned a B.A. in business administration from Loyola University and an M.B.A. from the University of Chicago. Mr. Alexos was designated as a director nominee pursuant to the Director Nomination Agreement by and between VWR and Varietal. See “Corporate Governance—Director Independence and Related Person Transactions—Certain Related Party Transactions—Nomination of our Directors” for more information.

Experience and Qualifications: Mr. Alexos’ senior management experience as a Managing Director of Madison Dearborn Partners, board and advisory experience with other companies in the healthcare industry and his extensive experience in the areas of finance, financial accounting, international business transactions and mergers and acquisitions, along with his independence, make him a valuable member of the Board.

Robert L. Barchi, M.D., Ph.D. Director since: 2006 Age: 70 Committees: Audit

Dr. Barchi has been President of Rutgers, The State University of New Jersey, since 2012. Dr. Barchi served as President of Thomas Jefferson University from 2004 to 2012. Prior to that, he was Provost of the University of Pennsylvania, having served in various capacities at that institution for more than 30 years. He was Chair of the University of Pennsylvania’s Department of Neurology and founding Chair of its Department of Neuroscience. Dr. Barchi also served as the director of the Mahoney Institute of Neurological Sciences for more than 12 years. In addition to his clinical and administrative responsibilities, he has been published extensively in the field of ion channel research and has been elected to membership in the Institute of Medicine of the National Academy of Sciences. In the past five years, Dr. Barchi served as a director of Covance, Inc. Dr. Barchi earned a B.S. and an M.S. from Georgetown University, as well as a Ph.D. and an M.D. from the University of Pennsylvania.

Experience and Qualifications: Dr. Barchi’s senior leadership experience within the healthcare industry, as both the President of a major healthcare organization and as a Board member of a drug development services company, along with his independence, make him a valuable member of the Board.

17

2017 PROXY STATEMENT

Item 1 Election of Directors (continued)

Edward A. Blechschmidt Director since: 2007 Age: 64 Committees: Audit (Chair)

Mr. Blechschmidt is a retired corporate executive, having served in a variety of executive roles. He was chief executive officer of Novelis Corp. from 2006 until its sale to the Aditya Birla Group in 2007. Mr. Blechschmidt was chairman, chief executive officer and president of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from 2000 to 2002. From 1999 to 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation, the conglomerate from which Gentiva Health Services was split off and taken public. He served as president of Olsten Corporation from 1998 to 1999. Mr. Blechschmidt also served as president and chief executive officer of Siemens Nixdorf America and Siemens Pyramid Technologies from 1996 to 1998. Prior to Siemens, he spent more than 20 years with Unisys Corporation, including serving as its chief financial officer. In the past five years, Mr. Blechschmidt served as a director of Healthsouth Corp., Columbia Laboratories, Diamond Foods, Inc. and Lionbridge Technologies, Inc. Mr. Blechschmidt earned a B.S. in business administration from Arizona State University and is a National Association of Corporate Directors’ (NACD) Board Leadership Fellow.

Experience and Qualifications: Mr. Blechschmidt’s senior leadership experience, including as chief executive officer and chief financial officer, current and past experience as a board member at other companies and extensive knowledge of governance practices and principles, and his experience in finance, strategy and financial accounting (including qualification as an audit committee financial expert), along with his independence, make him a valuable member of the Board.

Manuel Brocke-Benz Director since: 2012 Age: 58 Committees: Finance (Chair)

Mr. Brocke-Benz was named our President and Chief Executive Officer on January 3, 2013. From July 25, 2012 to January 3, 2013, Mr. Brocke-Benz served as our interim Chief Executive Officer, while also serving as the Senior Vice President and Managing Director of Europe, Lab and Distribution Services, a position he held since January 2006. Prior to assuming his position as Senior Vice President and Managing Director of Europe, Lab and Distribution Services, he served as Senior Vice President and General Manager of Continental Europe from 2003 to 2005 and as Corporate Senior Vice President, Process Excellence from 2001 to 2003. Mr. Brocke-Benz initially joined the Company in 1987. Mr. Brocke-Benz is currently a director of Performance Health (formerly Patterson Medical). Mr. Brocke-Benz earned a law degree from Albert-Ludwigs University in Freiburg, Germany.

Experience and Qualifications: Mr. Brocke-Benz’s leadership role and more than 25 years of service with us in a variety of senior-level positions, together with his extensive knowledge of our business, strategy and industry on an international basis and his training as a lawyer make him a valuable member of the Board.

18

2017 PROXY STATEMENT

Item 1 Election of Directors (continued)

Robert P. DeCresce, M.D. Director since: 2007 Age: 67 Committees: Compensation

Dr. DeCresce is the Harriet B. Borland Professor and Chair of the Department of Pathology at Rush Medical College in Chicago, Illinois. He also currently serves as Associate Vice President for Ancillary Services, is a member of the Board of Trustees and serves as a member of the Executive Committee of the Board of Trustees at Rush University Medical Center. Prior to joining Rush Medical in 1991, he served at Michael Reese Hospital and MetPath Laboratories, also in Chicago, Illinois. In addition, he has served as a consultant to a number of in-vitro diagnostic companies over the past 20 years. Dr. DeCresce earned a B.S. from Boston College, as well as an M.D., M.P.H., and an M.B.A. from Columbia University.

Experience and Qualifications: Dr. DeCresce’s senior leadership experience at a medical college and past board member and current consulting experience to companies within the healthcare industry, along with his independence, make him a valuable member of the Board.

Harry M. Jansen Kraemer, Jr. Chairman Director since: 2007 Age: 62 Committees: Nominating and Governance

Mr. Kraemer is a Clinical Professor of Management and Strategy at Northwestern University’s J.L. Kellogg School of Management and is an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago, Illinois. Prior to partnering with Madison Dearborn Partners in 2005, he was the chairman and chief executive officer of Baxter International Inc., a global healthcare company, until April 2004. Mr. Kraemer had been a director of Baxter International since 1995, chairman of the board since 2000, president since 1997 and chief executive officer since 1999. Mr. Kraemer currently serves as a director of Leidos Holdings, Inc. (formerly SAIC, Inc.), where he is the chairman of the Audit Committee, Performance Health (formerly Patterson Medical), Dentsply Sirona, Inc. (formerly known as Sirona Dental Systems, Inc.), Option Care and NorthShore University Health System; on the Board of Trustees of Northwestern University; on the Dean’s Advisory Board of the J.L. Kellogg School of Management; and on the Board of Trustees of The Conference Board. In the past five years, Mr. Kraemer also served as a director of Sage Products, LLC, Catamaran Corp. and Ikaria, Inc. Mr. Kraemer earned a B.A. in mathematics and economics from Lawrence University and an M.B.A. from Northwestern University’s J.L. Kellogg School of Management. Mr. Kraemer was designated as a director nominee pursuant to the Director Nomination Agreement by and between VWR and Varietal. See “Corporate Governance—Director Independence and Related Person Transactions—Certain Related Party Transactions—Nomination of our Directors” for more information.

Experience and Qualifications: Mr. Kraemer’s prior long-term, senior level experience at a major global healthcare company, including serving as chairman and chief executive officer, and his expertise in financial accounting, international business transactions and strategy, along with his independence, make him a valuable member of the Board.

19

2017 PROXY STATEMENT

Item 1 Election of Directors (continued)

Pamela Forbes Lieberman Director since: 2009 Age: 63 Committees: Audit

Ms. Forbes Lieberman is a retired corporate executive, having served in a variety of executive roles. From March 2006 to August 2006, she served as interim Chief Operating Officer of Entertainment Resource, Inc., which was a distribution business in the entertainment industry. Ms. Forbes Lieberman served as president, chief executive officer and a Board member of TruServ Corporation (now known as True Value Company), a member-owned hardware cooperative with public reporting obligations at the time, from November 2001 to November 2004, as TruServ’s chief operating officer and chief financial officer from July 2001 through November 2001, and as TruServ’s chief financial officer from March 2001 through July 2001. Prior to March 2001, she held chief financial officer positions at ShopTalk Inc., The Martin-Brower Company, L.L.C. and Fel-Pro Inc., as well as financial leadership positions at Kraft Foods, Inc. and Bunzl Building Supply Inc. Ms. Forbes Lieberman currently serves as Chairman of the Board of A.M. Castle & Co., where she also serves as chair of the Audit Committee and is a member of the Compensation Committee and the Governance Committee. She also serves as a director of Standard Motor Products, Inc., where she is a member of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee and is co-chair of the Strategy Committee. In addition, Ms. Forbes Lieberman serves on the Board of Trustees at Rush University Medical Center. Ms. Forbes Lieberman earned an M.B.A. from Northwestern University J.L. Kellogg School of Management and a B.S. in accountancy from the University of Illinois, Champaign. Ms. Forbes Lieberman, a Certified Public Accountant, began her career at PricewaterhouseCoopers LLP.

Experience and Qualifications: Ms. Forbes Lieberman’s senior leadership experience at several distribution and manufacturing companies, including as chief executive officer, chief financial officer and board member, her expertise in finance and financial accounting (including qualification as an audit committee financial expert), as well as her expertise in culture and communications, along with her independence, make her a valuable member of the Board.

Timothy P. Sullivan Director since: 2007 Age: 59 Committees: Compensation (Chair); Nominating and Governance; Finance

Mr. Sullivan is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago, Illinois. Prior to co-founding Madison Dearborn Partners in 1992, Mr. Sullivan was with First Chicago Venture Capital for four years after having served in the U.S. Navy. Mr. Sullivan concentrates on investments in the healthcare sector and currently also serves as a director of Kaufman Hall, Option Care and Performance Health (formerly Patterson Medical). In addition, he is on the Boards of Trustees of Northwestern University, Northwestern Memorial Healthcare, the United States Naval Academy Foundation and also serves on the investment committee of the Archdiocese of Chicago and the Cristo Rey Jesuit High School. In the past five years, Mr. Sullivan also served as a director of Sage Products, LLC, Sirona Dental Systems, Inc. and Ikaria, Inc. Mr. Sullivan earned a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sullivan was designated as a director nominee pursuant to the Director Nomination Agreement by and between VWR and Varietal. See “Corporate Governance–Director Independence and Related Person Transactions–Certain Related Party Transactions–Nomination of our Directors” for more information.

Experience and Qualifications: Mr. Sullivan’s senior management experience as a Managing Director of Madison Dearborn Partners, board and advisory experience with other companies in the healthcare industry, and his extensive experience in the areas of finance, strategy, international business transactions and mergers and acquisitions, along with his independence, make him a valuable member of the Board.

20

2017 PROXY STATEMENT

Item 1 Election of Directors (continued)

Robert J. Zollars Director since: 2006 Age: 59 Committees: Compensation; Nominating and Governance (Chair)

Mr. Zollars is the Chairman of Vocera Communications, Inc., a healthcare technology company. From June 2013 until June 2014, Mr. Zollars served as the executive chairman of Vocera. Mr. Zollars also served as the Chairman and Chief Executive Officer of Vocera Communications from June 2007 until June 2013. Prior to Vocera Communications, he served as the president, chief executive officer and a director of Wound Care Solutions, LLC, a private equity backed business serving the chronic wound care segment of healthcare, from June 2006 through April 2007. From June 1999 until March 2006, Mr. Zollars was the chairman and CEO of Neoforma, Inc., a healthcare technology company, focusing on supply chain. Prior to joining Neoforma, he was the executive vice president and group president of Cardinal Health, Inc., where he was responsible for five subsidiaries. From 1992 until 1996, Mr. Zollars was the president of the Hospital Supply and Scientific Product distribution businesses at Baxter International Inc. Mr. Zollars also currently serves as a Director of Five9, Inc. In the past five years, Mr. Zollars served as a director of Diamond Foods, Inc. Mr. Zollars also serves as an Operating Partner at Frazier Healthcare Partners and as a Trustee of Arizona State University. Mr. Zollars graduated magna cum laude with a B.S. from Arizona State University and an M.B.A. from John F. Kennedy University and is a National Association of Corporate Directors’ (NACD) Board Leadership Fellow.

Experience and Qualifications: Mr. Zollars’ experience as a chief executive officer, extensive senior management experience in various positions within the healthcare industry, and board member experience at other companies, along with his independence, make him a valuable member of the Board.

21

2017 PROXY STATEMENT

Director Compensation

The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors who have the requisite experience and background as outlined in our Corporate Governance Guidelines while at the same time recognizing the substantial time and effort necessary to exercise oversight of a complex global enterprise like VWR. The Board believes that director compensation should consist of a mix of cash and equity-based compensation to assist in aligning directors’ interests with the interests of stockholders. Directors who are employees of the Company (currently, only Mr. Brocke-Benz) receive no additional compensation for service as a director.

The Compensation Committee periodically reviews the competitiveness of director compensation, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. In reviewing director compensation in the 2016, the Committee considered survey data provided by Pearl Meyer. Information on Pearl Meyer can be found under “Corporate Governance—Compensation Committee.”

Our non-employee director compensation program consists of a combination of cash retainers plus an annual equity award of restricted stock units. The following table presents the 2016 components of cash compensation for our non-employee directors:

Type of Compensation	Amount ($)
Annual Board Retainer	75,000
Annual Equity Award	100,000
Annual Retainer for Chairman	75,000
Annual Retainer for Committee Chairs
Audit	25,000
Compensation	15,000
Nominating & Governance	10,000
Finance	10,000
Annual Retainer for Committee Members
Audit	10,000
Compensation	10,000
Nominating & Governance	5,000
Finance	5,000

All retainers are paid in arrears and, if applicable, are prorated based upon Board/chair service during the calendar year. All Board members are also entitled to be reimbursed for reasonable travel, lodging and other expenses incurred in connection with their service on the Board and committees of the Board.

On March 2, 2016, each non-employee director received an annual grant of restricted stock units. The restricted stock units vest annually over three years from the date of grant, subject to continued service on the Board through each vesting date.

The table below sets forth non-employee director compensation for 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation	Total ($)
Harry M. Jansen Kraemer, Jr.	155,000	100,000	—	—	255,000
Nicholas W. Alexos	80,000	100,000	—	—	180,000
Robert L. Barchi	85,000	100,000	—	—	185,000
Edward A. Blechschmidt	100,000	100,000	—	—	200,000
Thompson Dean(3)	42,500	—	—	—	42,500
Robert P. DeCresce	85,000	100,000	—	—	185,000
Pamela Forbes Lieberman	85,000	100,000	—	—	185,000
Carlos del Salto(3)	42,500	—	—	—	42,500
Timothy P. Sullivan	101,250	100,000	—	—	201,250
Robert J. Zollars	93,750	100,000	—	—	193,750
(1)

As of December 31, 2016, each of the non-employee directors held the following restricted stock units: Mr. Kraemer–4,078; Mr. Alexos–4,078; Dr. Barchi–4,078; Mr. Blechschmidt–4,078; Mr. Dean–0; Dr. DeCresce–4,078; Ms. Forbes Lieberman–4,078; Mr. del Salto–0; Mr. Sullivan–4,078; Mr. Zollars–4,078. The amounts shown in

22

2017 PROXY STATEMENT

Director Compensation (continued)

this column represent grants of restricted stock units under the 2014 Equity Incentive Plan and reflect the grant date fair value of the awards under FASB ASC Topic 718 used for financial statement reporting purposes.
(2)	No stock options were granted to non-employee directors in 2016. As of December 31, 2016, each of the non-employee directors held the following stock options: Mr. Kraemer–22,617; Mr. Alexos–22,617; Dr. Barchi–22,617; Mr. Blechschmidt–17,617; Mr. Dean–0; Dr. DeCresce–22,617; Ms. Forbes Lieberman–22,617; Mr. del Salto–22,617; Mr. Sullivan–22,617; Mr. Zollars–22,617.
(3)	Messrs. Dean and del Salto retired from our board on May 17, 2016.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee is responsible for periodically reviewing the stock ownership guidelines for directors and making recommendations to the Board. Pursuant to our Non-Employee Director Compensation Policy, each non-employee director must hold equity interests in the Company’s common stock equal to at least $300,000 by five years from the later of (a) January 1, 2015, or (b) the date on which the director joined the Board.

23

2017 PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and beneficial owners with greater than ten percent ownership are also required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based on a review of such reports, we believe that during our last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 for Nils Clausnitzer was inadvertently filed late by VWR. A Form 4 was filed in late January 2016 reporting the stock option grant Dr. Clausnitzer received upon joining the Company.

VWR Stock Ownership

The following table sets forth information regarding the beneficial ownership of our common stock by:

•	each person who is known by us to own beneficially more than 5% of our outstanding common shares;
•	each of our directors and our named executive officers; and
•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within sixty days of March 20, 2017 are deemed to be beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on shares of common stock to be outstanding. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. We have not included in the following table the number of shares of common stock that certain of our executive officers and directors may be deemed to indirectly own as a result of being investors of Varietal because none of such officers or directors exercise indirect voting or investment power with respect to our common stock.

24

2017 PROXY STATEMENT

VWR Stock Ownership (continued)

Except as otherwise indicated, information on the number of shares beneficially owned is as of March 20, 2017, and the percentage of beneficial ownership is based on 131,683,096 shares outstanding as of March 20, 2017.

Name of Beneficial Owner	Shares beneficially owned	Percent of Class
Varietal Distribution Holdings, LLC(1)	45,750,000	34.7%
Generation Investment Management, LLP(2)	6,818,375	5.2%
Manuel Brocke-Benz(3)(4)(5)	384,458	*
Gregory L. Cowan(3)(5)	117,702	*
Mark T. McLoughlin(3)(5)	88,933	*
Nils Clausnitzer(5)	5,605	*
George Van Kula(3)(5)	87,638	*
Harry M. Jansen Kraemer, Jr.(3)(6)	20,206	*
Nicholas W. Alexos(1)(6)	45,770,206	34.8%
Robert L. Barchi(3)(6)	20,206	*
Edward A. Blechschmidt(3)(6)	20,206	*
Robert P. DeCresce(3)(6)	20,206	*
Pamela Forbes Lieberman(3)(6)	20,206	*
Timothy J. Sullivan(1)(6)	45,770,206	34.8%
Robert J. Zollars(3)(6)	20,206	*
All Executive Officers and Directors as a Group (16 persons)	46,736,484	35.5%
*	Indicates beneficial ownership of less than 1% of the outstanding shares.
(1)	Based on information as of December 31, 2016 set forth in a Schedule 13G/A dated February 10, 2017. Voting and dispositive power with respect to the common stock held by Varietal is exercised by its Board of Managers, which is comprised of Messrs. Alexos and Sullivan. Madison Dearborn Capital Partners V-A, L.P. (“MDP V-A”), Madison Dearborn Capital Partners V-C, L.P. (“MDP V-C”), Madison Dearborn Capital Partners V Executive-A, L.P. (“MDP Executive”), MDCP Co-Investors (Varietal), L.P. (“Varietal-1”) and MDCP Co-Investors (Varietal-2), L.P. (“Varietal-2” and together with MDP V-A, MDP V-C, MDP Executive and Varietal-1, the “MDP Funds”) are the controlling equityholders of Varietal. Madison Dearborn Partners V-A&C, L.P. (“MDP A&C”) is the general partner of each of the MDP Funds. Messrs. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP A&C that have the power, acting by majority vote, to vote or dispose of the units directly held by the MDP Funds. Madison Dearborn Partners, LLC (“MDP”) is the general partner of MDP A&C and has the ability to direct the investment decisions of MDP A&C, including the power to direct the decisions of MDP A&C regarding the vote or disposition of securities directly held by Varietal. Messrs. Alexos, Sullivan, Finnegan and Mencoff each hereby disclaims any beneficial ownership of any shares directly held by the MDP Funds. The address for MDP, MDP A&C, the MDP Funds and Messrs. Alexos, Sullivan, Finnegan and Mencoff is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, 70 West Madison Street, Chicago, Illinois 60602.
(2)	Based on information as of December 31, 2016 set forth in a Schedule 13G/A dated February 14, 2017. Generation Investment Management LLP, an investment adviser, reported that it had sole power to vote 4,710,585 shares, shared power to vote 203, 794 shares and sole power to dispose of 6,818,375 shares. The address for Generation Investment Management, LLP is 20 Air Street, 7th Floor, London W1B 5AN United Kingdom.
(3)	Messrs. Brocke-Benz, Cowan, McLoughlin, Van Kula, Kraemer, Barchi, Blechschmidt, DeCresce, and Zollars and Ms. Forbes Lieberman are investors in Varietal. None of the foregoing persons has direct or indirect voting or dispositive power with respect to the shares of the Company’s common stock held of record by Varietal.
(4)	Includes 1,000 shares held by Mr. Brocke-Benz’s son and daughter which are deemed to be beneficially owned by Mr. Brocke-Benz.
(5)	Common stock and the percent of class listed as being beneficially owned by our named executive officers include outstanding options to purchase common stock, which are exercisable within 60 days of March 20, 2017 as follows: Mr. Brocke-Benz—373,304; Mr. Cowan—117,702; Mr. McLoughlin—88,933; Dr. Clausnitzer—5,605; and Mr. Van Kula—85,756.
(6)	Common stock and the percent of class listed as being beneficially owned by our non-management directors include outstanding options to purchase common stock, which are exercisable within 60 days of March 20, 2017 as follows: 20,206 for each of Messrs. Alexos, Barchi, DeCresce, Kraemer, Sullivan and Zollars and Ms. Forbes Lieberman and 15,206 for Mr. Blechschmidt.

25

2017 PROXY STATEMENT

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2017. KPMG LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of KPMG LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ITEM 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

26

2017 PROXY STATEMENT

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Report of the Audit Committee

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2016. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees (AS 16). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Edward A. Blechschmidt, Chair

Robert L. Barchi

Pamela Forbes Lieberman

27

2017 PROXY STATEMENT

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Principal Accounting Fees and Services

KPMG LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015. Fees and expenses for services rendered by KPMG LLP in 2016 and 2015 were approved by our Audit Committee. We have determined that the provision of these services is compatible with maintaining the independence of our independent registered public accounting firm.

The following table presents KPMG LLP’s fees and expenses for services rendered to us for the past two fiscal years (in thousands):

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$2,988	$3,052
Audit-Related Fees(2)	53	8
Tax Fees(3)	77	88
All Other Fees(4)	—	90
Total	$3,118	$3,238
(1)	2016 and 2015 audit fees relate to the audit of our consolidated financial statements, the review of our quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States) and statutory audits. The 2016 and 2015 audit fees also include procedures and comfort letters related to the registration of the sale of our common stock.
(2)	Audit-related fees in 2016 and in 2015 relate to agreed upon procedures in support of statutory requirements.
(3)	Tax fees in 2016 and 2015 relate to tax compliance services.
(4)	All other fees in 2015 relate to services provided in connection with the Company’s cybersecurity assessment.

Pre-Approval Policy for Auditor Services

The Audit Committee has the sole and direct responsibility and authority for the appointment, termination and compensation to be paid to the independent registered public accounting firm. The Committee has the responsibility to approve, in advance of the provision thereof, all audit services and permissible non-audit services to be performed by the independent registered public accounting firm as well as compensation to be paid with respect to such services.

Our Audit Committee Charter authorizes the Committee to delegate authority to pre-approve audit and permissible non-audit services to a member of the Committee. Any decisions made by such member under delegated authority, must be presented to the full Committee at its next scheduled meeting.

28

2017 PROXY STATEMENT

Item 3 Advisory Approval of Named Executive Officer Compensation

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2016 compensation of the individuals listed in the 2016 Summary Compensation Table on page 41 (our “named executive officers”) as described in this proxy statement.

Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

Previously, at our 2015 Annual Meeting of Stockholders, we asked our stockholders to indicate whether we should hold an advisory vote to approve the compensation of our named executive officers every one, two or three years. Because our stockholders voted in favor of an annual advisory vote, we are again offering our stockholders an opportunity to vote to approve the compensation of our named executive officers, as disclosed in this proxy.

We believe you should read the Compensation Discussion and Analysis and compensation tables and also consider the factors below in determining whether to approve this proposal. As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our compensation programs with the objective of driving sustained, meaningful and profitable growth and stockholder value creation through its focus on three long-standing VWR compensation philosophies:

•	Attract and Retain Talent. Executive compensation should be market-competitive in order to attract, motivate, retain and reward talented executives with a performance-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of VWR equity ownership.

The Board of Directors recommends the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” ITEM 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution.

29

2017 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis (our “CD&A”) provides an overview of our executive compensation philosophy and the material elements of compensation earned by our named executive officers for the year ended December 31, 2016.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“named executive officers”). For 2016, the named executive officers were:

Name	Title
Manuel Brocke-Benz	Director, President and Chief Executive Officer
Gregory L. Cowan	Senior Vice President and Chief Financial Officer
Mark T. McLoughlin	Senior Vice President and President, Americas Lab and Distribution Services
Nils Clausnitzer	Senior Vice President and President, EMEA-APAC Lab and Distribution Services
George Van Kula	Senior Vice President, Human Resources, General Counsel and Secretary

This CD&A is divided into three sections:

Executive Summary

•   2016 Business Highlights

•   Our IPO and its Impact on Executive Compensation

•   2016 Compensation Actions for Our Named Executive Officers

•   Our Executive Compensation Practices

•   2017 Executive Compensation Preview

Compensation Philosophy & Objectives—How We Make Compensation Decisions

•   Our Compensation Philosophy and Objectives

•   Role of the Compensation Committee and our Executive Officers

•   Guidance from Independent Compensation Consultant

•   Benchmarking

•   Results of Stockholder Advisory Resolution to Approve Named Executive Officer Compensation

•   Accounting and Tax Considerations

Elements of Compensation—What We Pay and Why	• Base Salary, Performance-Based Cash Incentive Compensation, Post-IPO Long-Term Incentive Program and Other Components of 2016 Executive Compensation Program

Executive Summary

2016 Business Highlights

2016 saw the continued expansion of our position as a leading independent provider of product and service solutions to laboratory and production customers. We did this by expanding our relationships with our global strategic customers, developing new products and services, increasing sales of private label products, enhancing our value-added services offerings under the VWRCATALYST brand, expanding our chemical manufacturing capabilities and continuing the globalization of our best practices. In 2016 we delivered:

•	Net sales of $4.5 billion, up 4.5%, and up 3.2% on an organic basis.
•	GAAP diluted EPS of $1.12; Adjusted EPS of $1.72, up 13.2%.
•	Operating Cash Flow of $266.2 million, up from $225.0 million in 2015.

30

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

In addition, we strengthened our balance sheet by lowering our Net Leverage ratio to 3.8X at the end of 2016, compared to 4.1X at the end of 2015. Our strengthened balance sheet increases our financial flexibility as we move forward.

Organic sales growth, Adjusted EPS and Net Leverage are non-GAAP measures. See Appendix A for information about our non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements.

Our IPO and its Impact on Executive Compensation

Prior to our IPO in October 2014, the Compensation Committee undertook a thorough review of our overall executive compensation program with guidance from its independent compensation consultant. The Compensation Committee’s goal was to implement a public company executive compensation program that would continue to drive above-market results and that was built upon a compensation philosophy that was designed to attract, retain and motivate high-caliber, execution oriented executives. We believe the following philosophies facilitated our ability to compete for talent when we were a private company and are a key contributor to our long-term success.

Attract and Retain Talent	Provide a level of compensation based on appropriate benchmarks to attract, motivate, retain and reward talented executives who have the ability to contribute to our success, and encourage management to place its primary focus on strategic, financial and operational priorities affecting the business
Pay for Performance	Support a “pay-for-performance” culture that rewards strong financial, operating and individual performance, through the use of cash and equity-based incentives and encourages the achievement of short-term and long-term objectives
Align with Stockholder Interests	Align the interests of management with those of our other stockholders thereby providing incentive for, and rewarding, the attainment of objectives that also benefit our stockholders

Our Compensation Committee does not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews relevant internal and external compensation data to determine the appropriate level and mix of incentive compensation, consistent with the goals noted above.

As a result of its review and supported by industry-relevant market data, the Compensation Committee made certain changes outlined in the chart below prior to the initial public offering, primarily focusing on our long-term incentives, which as a private company did not correspond to typical public company incentives. In 2016, we made a number of adjustments to the structure of our annual incentive award (cash bonus) to more closely align the program with metrics that are important to our stockholders. The chart below also highlights the alignment of both our pre- and post-IPO executive compensation programs with short-term and long-term Company performance and stockholder value creation.

31

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Changes to Our Executive Compensation Program

Compensation Component	Pre-IPO	2016 Program
Base Salary	Fixed compensation, market data derived	No changes; increases approved at the November 2016 Board Meeting

Annual Incentive Award

Management Incentive Plan

•       Year-over-year growth in Internal EBITDA, adjusted for acquisitions completed during the year

•       Internal operating segment payouts limited by consolidated EBITDA-based payout

Combination of performance measures: • Internal EBITDA • Adjusted EPS • Growth in Revenue

Long-Term Incentives	Varietal Equity Plan(1) • Purchased equity in private equity vehicle • Grants of time and performance-based incentive units in private equity vehicle • No annual grant program

Varietal Equity Plan(1)

•       Retained investment in private equity vehicle; no new grants or investments

Stock Options under VWR Equity Incentive Plan

•       Only have value if VWR stock price increases

•       Time-based vesting

•       Seven-year maximum term

(1)	Each of our named executive officers, other than Dr. Clausnitzer who joined us after our IPO, along with certain other members of our management, has purchased equity and received grants of equity in Varietal pursuant to the Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan (the “Varietal Equity Plan”), which was established at the time of Madison Dearborn’s acquisition of VWR to encourage our executive officers and management investors to continue to operate the business in a manner that enhances equity value.

2016 Compensation Actions for our Named Executive Officers

Summary of Actions

Consistent with our executive compensation philosophies and objectives, in establishing 2016 compensation for our named executive officers, the Compensation Committee considered each named executive officer’s prior performance, compensation levels paid to similarly situated executive officers at the Company, market data and input from the Compensation Committee’s independent compensation consultant. For 2016, the Compensation Committee made the following decisions with respect to the compensation of our named executive officers:

•	no base salary increases for any of the named executive officers in 2016; 2015 base salary increases aligned executive officers more closely to our peer group market median;
•	Management Incentive Plan focused on a combination of performance measures that align more closely with the performance measures that are used by management to set business goals and evaluate our financial results (See “Elements of Compensation—What We Pay and Why—Performance-based Cash Incentive Program” for a description of Internal EBITDA); and
•	annual equity awards granted to each of the executive officers in March 2016 based on an assessment by the Compensation Committee of individual performance and anticipated future contributions.

Our Executive Compensation Practices

As part of its pre-IPO review of our executive compensation program, the Compensation Committee confirmed several long-standing VWR compensation policies and practices and adopted certain new policies and practices to further align our executive compensation program with stockholder interests.

32

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What we have	What we don’t have

✓    Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

✓    Long-term objectives aligned with the creation of stockholder value

✓    Market comparison of executive compensation against a relevant peer group

✓    Robust stock ownership guidelines

✓    Use of an independent compensation consultant reporting directly to the Compensation Committee

✓    Compensation recovery (“clawback”) policy for our equity based long-term incentive program

✗     No hedging or short sales of Company stock, or pledging of Company stock except in limited circumstances with pre-approval

✗     No option grants below 100% fair market value

✗     No excessive severance benefits upon a change of control

✗     No multi-year employment contracts

✗    No repricing of underwater stock options under our long-term incentive plan

2017 Executive Compensation Preview

Compensation Philosophy

The Compensation Committee’s overall philosophy is to balance creating value for our stockholders with providing meaningful compensation to our named executives that recognizes their contributions to the organization and supports their value creation initiatives. To that end, the Compensation Committee adopted a compensation program structure that targets overall named executive officer total compensation at the market median of VWR’s compensation peer group while allowing for the opportunity to earn more or less than target based on actual performance.

Base Salary

At its November 1, 2016 meeting, the Compensation Committee reviewed management’s updates to the benchmarking data provided by the Company and its Compensation Consultant, and the Board of Directors and the Compensation Committee approved the following base salary changes for the named executive officers, effective January 1, 2017 to more generally align base salary to the median of our peer group: Mr. Brocke-Benz—$975,000; Mr. Cowan—$520,000; Mr. McLoughlin—$470,000; Dr. Clausnitzer—$376,329 (converted from Euros to United States dollars using the exchange rate as of the close of business on December 31, 2016 (1.05580)); and Mr. Van Kula—$485,000.

Performance-Based Cash Incentive Compensation

At the Compensation Committee’s February 21, 2017 meeting, the committee approved the details of our 2017 management incentive plan (the “2017 MIP”). Under the 2017 MIP, each of our named executive officer’s 2017 MIP payment will be based on the attainment of financial performance measures. For named executive officers whose compensation is based entirely on Company performance, the measures are the Company’s adjusted EPS and organic sales growth. For named executive officers whose compensation is based on both Company and business unit performance, the measures are the Company’s adjusted EPS and organic sales growth, and the applicable business unit’s organic sales growth and operating income growth. Named executive officers who are functional leaders will also have objectives tied to the performance of their departments. These measures are intended to be challenging and to provide an incentive to achieve the goals set out in our 2017 business plan and the strategic and other priorities established by our long-range plan. At its November 2016 meetings, the Board of Directors and the Compensation Committee also approved an increase in Mr. Brocke-Benz’s target annual cash bonus opportunity in 2017 from 100% of his base salary to 125% to better align with the Company’s compensation philosophy and market practice.

Long-Term Incentive Program

The Compensation Committee believes that grants of equity are a critical element of annual compensation in driving performance and retention of our named executive officers over the long term. Equity grants enhance the alignment between our stockholders and our management and support our stock ownership guidelines. For 2017, a combination of stock option and restricted stock

33

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

unit awards were granted to each of our named executive officers and other members of management. For each of our named executive officers, the awards were allocated 80% to stock options and 20% to restricted stock units.

In order to provide a clearer view of our 2016 compensation program, the charts below demonstrate how our named executive officer compensation emphasized compensation that is both performance-based and long-term oriented long-term incentive compensation (based on target total direct compensation).

Compensation Philosophy & Objectives—How We Make Compensation Decisions

Our Compensation Philosophy and Objectives

The Compensation Committee’s overall philosophy is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings, the achievement of both short-term and long-term goals and objectives, and specific individual performance measures. As part of its oversight responsibility, the Compensation Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us.

For 2016, the Compensation Committee, in consultation with the Compensation Consultant, reviewed its approach to executive compensation with the goal of structurally aligning the elements of compensation with the median of relevant industry standards, while also providing additional flexibility to recognize strong company and individual performance. Consistent with our “pay-for-performance” philosophy and executive compensation program objectives, adjustments to executive compensation are expected to be based on many factors, not only peer group percentiles, and should include tenure, value to the organization, individual and Company performance with reference to the compensation levels paid to similarly situated executive officers at the Company, as well as market data to provide a perspective on external practices.

Role of the Compensation Committee and our Executive Officers

The Compensation Committee recommends the compensation of our Chief Executive Officer, which is ultimately determined by our Board, and determines the compensation of each of our other executive officers. In recommending the compensation of our Chief Executive Officer, the Compensation Committee takes into account its review of the Chief Executive Officer’s performance and any other factors it deems relevant. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

34

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Guidance from Independent Compensation Consultant

Pearl Meyer provides executive compensation consulting services to the Compensation Committee. In 2016, the Compensation Consultant provided services related to the review of the 2016 compensation program, including a review of peer group compensation data; the setting of performance goals in our performance-based cash incentive plans; the setting of equity award levels under our long-term incentive plan; assistance with this CD&A; and a review of trends in executive compensation. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any additional services, beyond what has already been stated above, to the Company in 2016. The Compensation Committee reviewed the independence of the Compensation Consultant under NASDAQ and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Benchmarking

Market practices are one of our considerations when determining our executive compensation levels and program design. While we review external market practices for all compensation elements by individual to ensure that we provide programs designed to attract, motivate, retain and reward talented executives, we target the overall named executive officer group at the market median for each compensation element.

Each year our Compensation Committee, with assistance from the Compensation Consultant, reviews and evaluates the market landscape and composition of our peer group for appropriateness. The Compensation Committee primarily identifies companies that have business models similar to ours, that are of comparable size based on market capitalization, revenues and EBITDA, and that represent an appropriate cross section of the industries and geographies in which we are engaged or serve (i.e., they include companies in the biopharma, distribution, healthcare, and life sciences industries). As part of this evaluation process for 2016, the Compensation Committee reviewed market data regarding the compensation programs implemented by the following peer group of companies:

Agilent Technologies, Inc. Bio-Rad Laboratories, Inc. C.R. Bard, Inc. W.W. Grainger, Inc. Henry Schein, Inc. Owens & Minor, Inc.	Mettler-Toledo International Inc. Patterson Companies, Inc. PerkinElmer Inc. Waters Corporation WESCO International, Inc.

Results of Stockholder Advisory Resolution to Approve Named Executive Officer Compensation

When setting compensation, and in determining compensation policies and practices, the Compensation Committee took into account the results of the 2016 stockholder advisory resolution to approve named executive compensation. At the 2016 Annual Meeting of Stockholders, approximately 99.5% of the votes cast approved our compensation program for our named executive officers.

Accounting and Tax Considerations

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be deductible under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) (“162(m)”). 162(m) generally limits the deductibility of compensation paid to our named executive officers to $1 million during any fiscal year unless such compensation is “performance-based” as defined by 162(m) or its corresponding regulations. However, there is a 162(m) transition rule that provides an exception for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering. Such compensation paid under a plan or agreement that existed prior to the initial public offering will not be subject to 162(m) until the earliest of (1) the expiration of the plan or agreement, (2) a material modification of the plan or agreement, (3) the issuance of all employer stock and other compensation that has been allocated under the plan, or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering (the “Transition Date”). After the Transition Date, rights or awards granted under the plan, other than stock options and stock appreciation rights, will not

35

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

qualify as “performance-based compensation” for purposes of 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders.

We considered the impact of 162(m) when developing and implementing our executive compensation program. Cash incentive awards and performance-based equity awards, including stock options, generally are designed to meet the deductibility requirements. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under 162(m). Amounts paid under any of our compensation programs, including salaries, cash incentive awards, performance stock awards, and other equity awards, may not qualify as performance-based compensation that is excluded from the 162(m) limitation on deductibility.

Many other Code provisions, SEC regulations, and accounting rules affect the payment of executive compensation and are generally taken into consideration as programs are developed. Our goal is to create and maintain plans that are efficient, effective, and maintain flexibility in order to accomplish executive compensation program objectives.

Elements of Compensation—What We Pay and Why

As noted above, in light of our IPO, the Compensation Committee undertook a comprehensive review of our executive compensation in 2014. This section describes both our pre-IPO and post-IPO compensation programs, including elements that are not a part of our post-IPO compensation program. Our 2017 executive compensation program is previewed under “2017 Executive Compensation Preview.”

Our 2016 executive compensation program consisted of the following principal elements: base salary; annual performance-based cash incentive compensation; long-term incentive compensation; retirement and other benefits and perquisites and other personal benefits. Each of our 2016 executive compensation program elements is described in detail below and individual compensation decisions for each of our named executive officers are discussed in “2016 Compensation Actions for our Named Executive Officers.”

Base Salary

The Compensation Committee determines (or, in the case of our Chief Executive Officer, recommends to the Board, which then determines) base salaries for our executive officers that it believes align with its compensation objectives to reward strong performance and to attract and retain key executives. Base salaries are subject to the Compensation Committee’s annual review, and the Compensation Committee generally targets the market median of our peer group when setting or recommending base salaries for the executive officers. The annual review includes a review of competitive market compensation data, each executive officer’s compensation relative to other officers in the Company, position and responsibilities, and individual performance over given periods. The Compensation Committee also considers general economic and industry conditions, company performance and executive compensation trends. In addition, the Compensation Committee consults with the Chief Executive Officer when reviewing and considering changes to the base salaries of the executive officers other than our Chief Executive Officer.

It is the Compensation Committee’s philosophy that most executive officers should be provided salaries generally consistent with the market median based upon similarly situated executive officers of the companies comprising our peer group. Variations to this objective could occur as dictated by the experience level of the individual and market factors, as well as our performance, general economic conditions, retention concerns and other individual circumstances. However, the overall named executive officer group is targeted to our peer group median.

Performance-Based Cash Incentive Compensation

Target bonus percentages (expressed as a percentage of base salary) under the Management Incentive Plan (the “MIP”) are reviewed annually by the Compensation Committee. Actual bonus payments under the MIP for a given year, if any, are determined based on predetermined performance measures approved by the Compensation Committee. The predetermined performance measures are consistent with our financial and operational objectives. The Compensation Committee has discretion to modify all or any portion of any award as it deems necessary or appropriate.

For each performance measure, there is a threshold, a target and maximum payout opportunity. The threshold refers to the minimum acceptable level of performance below which bonus payments would not be made. In addition to the threshold for each performance metric, no bonus payments would be made under any metric if the Company did not achieve the threshold level of

36

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

internal EBITDA performance, which is an internal performance-based metric similar to earnings before interest, taxes, depreciation and amortization, based on our annual operating plan (“Internal EBITDA”). As described in the chart below, executives may receive an amount in excess of their target bonus (up to a maximum of 200%) if we exceed the target on the Internal EBITDA metric established for them. For Messrs. Brocke-Benz, Cowan and Van Kula, each performance measure was based on our consolidated results. For Mr. McLoughlin, 50% of the Internal EBITDA performance measure and the sales growth measure were tied to the Americas segment performance.

The threshold, target and maximum payout opportunities under the 2016 MIP are set forth below:

Corporate Performance Measures

Measure (1)	Threshold		Target		Maximum
Internal EBITDA	$469.9	million	$510.1	million	200%
Adjusted EPS	$1.52		$1.67		100%
Sales Growth	$4.3	billion	$4.5	billion	100%
(1)	Payouts are determined based on various performance achievement levels for Internal EBITDA. Once we achieve the Internal EBITDA Threshold, payouts for performance for each of the Adjusted EPS and Sales Growth between Threshold and Target and between Target and Maximum are modified based on the performance of each internal operating segment such that the aggregate payout cannot exceed the Maximum.

The Compensation Committee chose Internal EBITDA, adjusted EPS and sales growth as corporate-level goals because they are the key measures used by management to set business goals and evaluate our financial results. Internal EBITDA is a financial measure that is used by our senior management to establish financial earnings targets in its annual operating plan, and differs from the term “EBITDA” as it is commonly used. Internal EBITDA is generally calculated as income before consolidated net interest expense, consolidated income taxes, consolidated depreciation and amortization, and includes adjustments for certain items that we do not expect to recur and the impacts resulting from changes in accounting principles. Internal EBITDA and sales growth are calculated using fixed foreign currency exchange rates, which generally are established during the fourth quarter of the preceding year in connection with the development of the operating plan for the year to ensure that management is focused on long-term growth and not on short-term changes in foreign currency exchange rates. The Compensation Committee chose adjusted EPS and revenue growth as these are the external measures through which we communicate our expectations about future business performance to investors each fiscal year. The Company exceeded threshold on each of the consolidated performance measures.

2016 MIP Results and Payouts

	2016 MIP Target		2016 MIP Payout
Name	Management Incentive (percentage of base salary)	Management Incentive Amount ($)	Percentage Achieved(1)	Payout ($)
Manuel Brocke-Benz	100%	950,000	80.8%	767,125
Gregory L. Cowan	75	371,250	81.4	302,123
Mark T. McLoughlin(2)	75	336,750	102.0	343,523
Nils Clausnitzer(3)	75	265,270	100.0	265,270
George Van Kula	75	348,750	81.4	283,813
(1)	The 2016 MIP payouts for Messrs. Cowan, McLoughlin and Van Kula were adjusted to reflect the elimination of supplemental performance-based contributions made by the Company under the Savings Plan. See “—Other Components of 2016 Executive Compensation Program—Retirement and Other Benefits” for more information.
(2)	For Mr. McLoughlin, 25% of MIP payout is based on the Internal EBITDA attributable to his business unit, on which he achieved 177.0%, 25% of MIP payout was based on sales growth attributable to his business unit, on which he achieved 69.3%, and 50% is based on consolidated Internal EBITDA and EPS.
(3)	In connection with Dr. Clausnitzer joining the Company in 2016, his MIP payout was guaranteed at 100% as part of the employment letter. The MIP award amount for Dr. Clausnitzer has been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2016 (1.05580).

Long-Term Incentive Program

The Compensation Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent. In connection with our IPO, we adopted the 2014 Equity Incentive Plan, which enables us to grant stock options, stock appreciation rights, restricted stock, restricted stock units and other cash-based awards, and to subject those awards to vesting to promote a long-term perspective. Directors, officers and other employees of us and our subsidiaries are eligible for grants under the 2014 Equity Incentive Plan. The purpose of the 2014 Equity Incentive Plan is to provide incentives that will attract, retain and motivate high-performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards through a proprietary interest in our long-term success.

37

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

In 2016, we awarded Messrs. Brocke-Benz, Cowan, McLoughlin, Clausnitzer and Van Kula $3,968,622, $1,162,789, $814,400, $930,004 and $729,371 worth of stock options, respectively, pursuant to the 2014 Equity Incentive Plan. We believe that the size of these awards was appropriate because they are in the best position to drive our future results and implement our long-term business strategy.

The options granted to our named executive officers in 2016 vest over a four-year period with 25 percent vesting one year from grant and 6.25 percent vesting quarterly thereafter, subject to the recipient continuously providing services to us through each such date. The options have a term of seven years.

Other Components of 2016 Executive Compensation Program

Retirement and Other Benefits

German Pension Plan. Mr. Brocke-Benz is entitled to benefits under a pension scheme (the “German Pension Plan”), the obligations under which our German subsidiary, VWR International GmbH, assumed from Merck KGaA in connection with its disposition of the Company. Additional details regarding this pension plan are provided under “Executive Compensation Tables-Pension Benefits.”

U.S. Pension Plan. We sponsor a defined benefit pension plan that was frozen on May 31, 2005 (the “U.S. Pension Plan”). In 2016, we made a decision to re-open the U.S. Pension Plan solely for purposes of providing a cash balance benefit to U.S. employees (except employees covered by collective bargaining agreements). For 2016, a one-time contribution of 1.5% of the employee’s 2016 compensation was made in January 2017. For 2017, 2% of each eligible employee’s compensation will be allocated to the U.S. Pension Plan on a quarterly basis. This cash balance benefit replaces performance-based contributions made by the Company under the VWR International Retirement Savings 401(k) Plan (the “Savings Plan”). All contributions to the U.S. Pension Plan are fully-vested upon contribution. Each of Messrs. Cowan, McLoughlin and Van Kula are eligible for benefits under the U.S. Pension Plan. Additional details regarding this pension plan are provided under “Executive Compensation Tables-Pension Benefits.”

Savings Plan. We sponsor the Savings Plan for our U.S.-based named executive officers, which is a tax-qualified retirement savings plan. Pursuant to the Savings Plan, which is available to all U.S.-based employees including our U.S.-based named executive officers, our employees are able to contribute the lesser of up to 99% of their earnings or the limit prescribed by the Internal Revenue Service, on a before-tax basis. We will match 100% of the first 4% of pay that is contributed to the Savings Plan, subject to earnings limitations under applicable federal income tax rules. Messrs. Cowan, McLoughlin and Van Kula are eligible for benefits under the Savings Plan. Our contribution to the named executive officers’ respective Savings Plan account is reflected in the column “All Other Compensation” of the Summary Compensation Table.

Nonqualified Deferred Compensation Plan. Our U.S.-based executive officers and certain other key employees are eligible to participate in our Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”). The Nonqualified Deferred Compensation Plan became effective May 1, 2007. Under the Nonqualified Deferred Compensation Plan, eligible participants are entitled to defer up to 50% of their base salaries and up to 100% of their annual cash bonus awards. In addition, the Nonqualified Deferred Compensation Plan allows us to credit certain matching amounts to the notional account of each eligible participant for each year, provided certain company performance goals are satisfied. These matching amounts are provided to restore matching amounts to which the participant would otherwise be entitled under the Savings Plan, but which are limited due to earnings limitations under federal income tax rules. Additional details regarding the Nonqualified Deferred Compensation Plan are provided under “Executive Compensation Tables-Nonqualified Deferred Compensation Plan.”

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers, and seeks to limit perquisites to a level necessary to attract and retain qualified executive officers. The perquisites and other benefits provided to our named executive officers in 2016 included an annual financial planning assistance allowance for all named executive officers other than Mr. Brocke-Benz and Dr. Clausnitzer, automobile and housing allowances for Mr. Brocke-Benz, an automobile allowance for Dr. Clausnitzer, and coverage under a group personal excess liability plan.

Attributed costs of the personal benefits described above for our named executive officers are included in the column “All Other Compensation” of the Summary Compensation Table.

Our named executive officers are offered health coverage, life and disability insurance under the same programs as all other salaried employees.

38

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Severance Arrangements

Our employment arrangements with each of our named executive officers provide for payments and other benefits in connection with certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our named executive officers; (2) enhance the Company’s value to a potential acquirer because our named executive officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

Additional information regarding the employment arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer had his employment terminated on December 31, 2016, is provided under “Termination and Change of Control Arrangements.”

Stock Ownership Guidelines

Our executives must own shares of our Common Stock in an amount equal to a multiple of their base salary. Stock ownership aligns management’s interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Our stock ownership guidelines require ownership of five times base salary for our Chief Executive Officer and three times base salary for our other executive officers. Each of these executives must attain the minimum stock ownership level within 5 years from the later of the adoption of the guidelines and the commencement date of employment and, until the minimum stock ownership is met, a named executive officer is generally prohibited from selling shares of Company stock if they would not meet the applicable stock ownership guideline after the sale, with the exception of sales to pay the exercise price of stock options, or to cover taxes at the time of vesting. Based on the significant investment of many of our executives in Varietal, our pre-IPO parent company, ownership of Varietal equity is included in determining whether an executive officer meets the required ownership guideline.

Hedging, Short Sales and Pledging Policies

Our Insider Trading Policy, which applies to all directors, officers, consultants and contractors, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards and collars. It also prohibits short sales of our securities. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our Insider Trading Compliance Officer, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

2014 Employee Stock Purchase Plan

In connection with the IPO, we adopted the VWR Corporation 2014 Employee Stock Purchase Plan (the “VWR ESPP”). Offering periods under the VWR ESPP commenced in May 2015. The VWR ESPP is designed to encourage employees to become stockholders and to increase their ownership of our common stock. The maximum number of shares of common stock which may be issued pursuant to the VWR ESPP may not exceed 2,000,000 shares. Shares of our common stock issued under the VWR ESPP will be issued at a discount to market of 10% and with an offering period equal to six months; provided, that the maximum number of shares that may be purchased in any offering period may not exceed 60,000 individually, or in total. The VWR ESPP is also intended to comply with the requirements of Section 423 of the Code and to assure the participants of the tax advantages provided thereby.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and by reference in VWR’s Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Timothy P. Sullivan, Chair

Robert P. DeCresce

Robert J. Zollars

39

2017 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis (continued)

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)(6)	Total ($)
Manuel Brocke-Benz Director, President and Chief Executive Officer	2016	948,775	—	—	3,968,622	767,125	949,547	289,635	6,923,704
	2015	964,182	—	—	—	264,535	1,823,534	285,976	3,338,227
	2014	818,338	—	—	3,015,000	516,330	1,298,954	226,369	5,874,991
Gregory L. Cowan Senior Vice President and Chief Financial Officer	2016	496,904	—	—	1,162,789	302,123	3,802	54,202	2,019,820
	2015	496,658	—	—	—	103,377	—	54,509	654,544
	2014	456,996	—	—	994,950	220,247	—	51,076	1,723,269
Mark T. McLoughlin Senior Vice President and President, Americas Lab and Distribution Services	2016	450,727	—	—	814,400	343,523	3,775	51,761	1,664,186
	2015	450,579	—	—	—	197,816	—	56,027	704,422
	2014	426,782	—	—	783,900	256,204	—	49,367	1,516,253
Nils Clausnitzer Senior Vice President and President, EMEA-APAC Lab and Distribution Services	2016	371,474	—	—	930,004	265,270	—	7,094	1,573,842

George Van Kula Senior Vice President, Human Resources, General Counsel and Secretary	2016	466,789	—	—	729,371	283,813	3,435	47,531	1,530,939
	2015	466,557	—	—	—	97,112	—	50,407	614,076
	2014	429,219	—	—	783,900	206,860	—	45,166	1,465,145

(1)	This column reflects the actual salaries earned in 2016, 2015 and 2014, as applicable. The salary amounts for Messrs. Brocke-Benz and Clausnitzer have been converted from euros to U.S. dollars using the average of the monthly average exchange rates for 2016 (1.10685), 2015 (1.11046) and 2014 (1.32877).
(2)	The amounts shown in this column represent option grants under the 2014 Equity Incentive Plan and reflect the grant date fair value of the awards under FASB ASC Topic 718 used by us for financial statement reporting purposes. See Note 13 to the Consolidated Financial Statements contained in our 2016 Annual Report on Form 10-K relating to assumptions made in the valuation.
(3)	This column represents non-equity based amounts earned under the MIP for each of 2016, 2015 and 2014, as applicable. The MIP award amount for Dr. Clausnitzer has been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2016 (1.05580).
(4)	For Mr. Brocke-Benz, this column represents the year-over-year change in actuarial present value of the accumulated benefit under the German Pension Plan during the years indicated (the amounts have been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31 of each year). For Messrs. Cowan, McLoughlin and Van Kula, this column represents the year-over-year change in actuarial present value of the accumulated benefit under the U.S. Pension Plan in 2016. See “Pension Benefits” for more information.

There were no “above-market” earnings on nonqualified deferred compensation under the named executive officers’ Nonqualified Deferred Compensation Plan notional accounts.
(5)	This column represents all other compensation paid to or earned by the named executive officers, including the attributed costs to us of the perquisites and other personal benefits provided in 2016, 2015 and 2014, as applicable.

The perquisites and other personal benefits for 2016 included: financial planning assistance of less than $25,000 for each of the named executive officers other than Messrs. Brocke-Benz and Clausnitzer; automobile allowances of less than $25,000 for each of Messrs. Brocke-Benz and Clausnitzer; tax services of less than $25,000 for Mr. Brocke-Benz; a housing allowance of $54,000 for Mr. Brocke-Benz; coverage under a group personal excess liability plan for each of the named executive officers of less than $25,000; and reimbursement of airfare and other commuting expenses of $75,105 for Mr. Brocke-Benz.

“All Other Compensation” for 2016 for Messrs. Cowan, McLoughlin and Van Kula also includes: Company contributions to the Savings Plan of $10,600 for each of them; Company restoration matching contributions to the Nonqualified Deferred Compensation Plan to be made by the Company in 2016, based on assumed maximum contributions to the Savings Plan and actual contributions to the Nonqualified Deferred Compensation Plan made by these officers in 2016, in the amount of $13,335, $13,476 and $11,884, respectively (see “Nonqualified Deferred Compensation Plan” for additional information); and imputed income based on the Company’s expense for providing health benefits in 2016 in the aggregate amount of $5,485, $4,938 and $2,615, respectively.

“All Other Compensation” for 2016 for Mr. Brocke-Benz also includes our contribution of less than $25,000 for mandatory German social contributions.

In addition, “All Other Compensation” for 2016 for Messrs. Brocke-Benz, Cowan, McLoughlin and Van Kula includes tax reimbursements, or “gross-ups,” for the taxable portion of perquisites or other compensation provided to these officers in the aggregate amount of $105,893, $8,930, $6,895 and $6,580, respectively.

40

2017 PROXY STATEMENT

Executive Compensation (continued)

(6)	2014 and 2015 All Other Compensation for Mr. Brocke-Benz includes $21,316 and $25,501, respectively of automobile allowances, and $105,537 and $62,994, respectively, of “gross-ups,” for the taxable portion of perquisites or other compensation provided. Due to a clerical error, these amounts were previously incorrectly reported.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards issued to our named executive officers in 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Manuel Brocke-Benz	MIP	—	—	950,000	1,425,000
	Stock Options	3/2/16								593,217	24.52	3,968,622
Gregory L. Cowan		—	—	371,250	556,875
	Stock Options	3/2/16								173,810	24.52	1,162,789
Mark T. Mcloughlin	MIP	—	—	336,750	505,125
	Stock Options	3/2/16								121,734	24.52	814,400
Nils Clausnitzer(3)	MIP	—	—	278,096	417,144
	Stock Options	1/4/16								98,485	27.49	780,001
	Stock Options	3/2/16								22,422	24.52	150,003
George Van Kula	MIP	—	—	348,750	523,125
	Stock Options	3/2/16								109,024	24.52	729,371
(1)	These columns reflect the potential payments under the MIP for 2016 performance. The 2016 MIP is described under “Performance-Based Cash Incentive Compensation.” The amounts actually earned by each named executive officer are reported as Non-Equity Incentive Plan Compensation in the 2016 Summary Compensation Table.
(2)	The amounts shown in this column reflect the grant date fair value of the awards under FASB ASC Topic 718 used by us for financial statement reporting purposes.
(3)	The target and maximum amounts for Dr. Clausnitzer are calculated based on the conversion of his 2016 base salary to U.S. dollars using the exchange rates described in footnote (1) to the Summary Compensation Table. For 2016, Dr. Clausnitzer’s MIP payout was guaranteed at 100% as part of his employment letter.

41

2017 PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2016, regarding the outstanding equity awards of our named executive officers under the 2014 Equity Incentive Plan. See “Post-IPO Long Term Incentive Program” for more information.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/sh)	Option Expiration Date
Manuel Brocke-Benz	10/1/2014	180,000	270,000	21.00	10/1/2021
	3/2/2016	–	593,217	24.52	3/2/2023

		180,000	863,217
Gregory L. Cowan	10/1/2014	59,400	89,100	21.00	10/1/2021
	3/2/2016	–	173,810	24.52	3/2/2023

		59,400	262,910
Mark T. McLoughlin	10/1/2014	46,800	70,200	21.00	10/1/2021
	3/2/2016	–	121,734	24.52	3/2/2023

		46,800	191,934
Nils Clausnitzer	1/4/2016	–	98,485	27.49	1/4/2023
	3/2/2016	–	22,422	24.52	3/2/2023

		–	120,907
George Van Kula	10/1/2014	46,800	70,200	21.00	10/1/2021
	3/2/2016	–	109,024	24.52	3/2/2023

		46,800	179,224
(1)	The 2014 stock options and the January 2016 grant to Dr. Clausnitzer vest over five years, with 40% vesting on the second anniversary of the grant date and five percent vesting quarterly thereafter. March 2016 stock options vest over four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting quarterly thereafter.

Options Exercised and Stock Vested

None of the outstanding equity awards of our named executive officers were exercised in 2016. See “Post-IPO Long Term Incentive Program” for more information regarding the vesting schedule of the awards granted under the 2014 Equity Incentive Plan.

Pension Benefits

Germany

Mr. Brocke-Benz is entitled to benefits under the German Pension Plan, which is a non-funded defined benefit retirement plan that covers certain associates who were employed by Merck KGaA prior to its disposition of the Company. As of December 31, 2016, the German Pension Plan covered approximately 253 participants. Annual retirement benefits under the German Pension Plan are generally calculated as a single life annuity as the sum of (i) 0.5% of a participant’s monthly salary (up to German Social Security Threshold Level, which for 2016 was €74,400) plus (ii) 1.5% of a participant’s monthly salary (in excess of the German Social Security Threshold), in each case multiplied by the participant’s years of pensionable service. The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 63. Early commencement of the benefit payout is contingent upon commencement of German social security benefits. In addition, the plan provides for a spouse’s pension and does not require employee contributions.

42

2017 PROXY STATEMENT

Executive Compensation (continued)

United States

VWR sponsors the U.S. Pension Plan, which is a funded and tax-qualified defined benefit retirement plan. The U.S. Pension Plan provides for two types of benefits based on (i) years of service for substantially all full-time U.S. employees who completed one full year of service by May 31, 2005 and (ii) beginning in 2016, an annual company contribution that grows at a defined rate for substantially all full-time U.S. employees (the “Cash Balance Contribution”). The U.S. Pension Plan excludes employees covered by a collective bargaining agreement. The U.S. Pension Plan was frozen on May 31, 2005 but re-opened in 2016 solely for purposes of making Cash Balance Contributions. Prior to this year, none of our named executive officers were entitled to benefits under the plan.

In 2016, Cash Balance Contributions were made to each eligible U.S. employee as a one-time contribution of up to 1.5% of the employee’s 2016 compensation in January 2017. For 2017, annual Cash Balance Contributions equal to 2% of each eligible employee’s compensation will be allocated to the U.S. Pension Plan on a quarterly basis. This cash balance benefit replaces performance-based contributions made by the Company under the Savings Plan. All Cash Balance Contributions are fully-vested upon contribution. The defined rate of growth for Cash Balance Contributions will be equal to the average yield on the 2-year treasury constant maturity rate for the second month preceding the first day of the plan year.

The amount reported in the table below represents the present value of the accumulated pension benefit at December 31, 2016 for each of Messrs. Brocke-Benz, Cowan, McLoughlin and Van Kula under the plans based upon the assumptions described in the footnote below. No payments were made in 2016 from the plans to any of our named executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Pension Benefit ($)
Manuel Brocke-Benz(1)	German Pension Plan	30	8,497,980
Greg Cowan(2)	U.S. Pension Plan	1	3,802
Mark McLoughlin(2)	U.S. Pension Plan	1	3,775
George Van Kula(2)	U.S. Pension Plan	1	3,435
(1)	The accumulated pension benefit for Mr. Brocke-Benz is based on service and earnings (as described above) considered by the plan for the period through December 31, 2016. The present value has been calculated assuming Mr. Brocke-Benz will remain in service until Social Security retirement, which is the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of life annuity consistent with the assumptions. The amount presented in the table has been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2016 (1.05580). The discount rate assumption is 1.90%.
(2)	The accumulated pension benefit for Messrs. Cowan, McLoughlin and Van Kula is based on eligible 2016 compensation. The present value has been calculated assuming each of Messrs. Cowan, McLoughlin and Van Kula will remain in service until age 65 at an interest rate of 3.15% and converted to a normal retirement annuity thereafter. The discount rate assumption is 4.23%.

Nonqualified Deferred Compensation Plan

Our U.S.-based executive officers and certain other key employees are eligible to participate in the Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan became effective May 1, 2007. Under the Nonqualified Deferred Compensation Plan, eligible participants are entitled to defer up to 50% of their base salaries and up to 100% of their annual bonus awards. Earnings and losses on each notional account are credited based on the performance of the benchmark funds available under the Nonqualified Deferred Compensation Plan that the participant selects. Any deferred amounts and earnings and losses thereon will be credited to a notional account for the applicable participant and become a liability for us to such participant.

The Nonqualified Deferred Compensation Plan allows us to credit matching amounts to the notional account of each eligible participant for each year, provided certain performance goals are satisfied. The performance goals for 2016, which was met, was the achievement of Internal EBITDA of $469.9 million (i.e., the Minimum Internal EBITDA Growth Target under the 2016 MIP). These matching amounts are provided to restore matching amounts to which the participant would otherwise be entitled under the Savings Plan but which are limited due to earnings limitations under applicable federal income tax rules. The maximum matching amount under the Nonqualified Deferred Compensation Plan is 4% of the participant’s compensation, offset by the maximum matching contributions that we could make into such participant’s Savings Plan account for such year. The matching

43

2017 PROXY STATEMENT

Executive Compensation (continued)

amounts are generally credited to the participants’ accounts in March of the following year (e.g., the matching amounts as a result of our satisfaction of the relevant 2016 performance goal was made in March 2017).

Under the terms of the Nonqualified Deferred Compensation Plan, participants become entitled to distributions of their notional accounts upon (i) their death, disability or separation from service, (ii) a change in control of the company, (iii) an unforeseeable emergency or (iv) an in-service distribution date elected by the participant. Participants may elect deferred payment dates and may elect to receive distributions in installments or a single sum. Regardless of the elections made, upon the participant’s death or disability or upon a change in control of the company, the entire amount credited to the account will be distributed to the participant or his beneficiary or estate, as applicable, in a lump sum payment (subject to a six-month delay in the case of the named executive officers).

The table below provides information with respect to the named executive officers’ Nonqualified Deferred Compensation Plan notional accounts.

Name	Executive Contributions in Last FY (1)($)	Registrant Contributions in Last FY (2)($)	Aggregate Earnings in Last FY (3)($)	Aggregate (Withdrawals) Distributions ($)	Aggregate Balance at Last FYE (4)($)
Gregory L. Cowan	–	13,335	388	–	93,527
Mark T. McLoughlin	44,900	13,476	63,889	(16,245)	697,766
George Van Kula	–	11,884	31,559	–	321,302
(1)	Represents the amount of 2016 base salary and/or cash bonus under the 2016 MIP, if any, that the named executive officers deferred into their Nonqualified Deferred Compensation Plan notional accounts. The amount reflected for Mr. McLoughlin consists of $44,900 of 2016 base pay deferral, which is included in the column “Salary,” of the Summary Compensation Table for 2016.
(2)	Represents restoration matching amounts (described above) that will be made to the named executive officers’ Nonqualified Deferred Compensation Plan notional accounts in March 2017 as a result of our satisfaction of the relevant 2016 performance goal. These amounts are included in the column “All Other Compensation” of the Summary Compensation Table for 2016.
(3)	No portion of the amounts in this column constitutes “above-market earnings” under applicable SEC rules, thus no portion of such amounts are included in the Summary Compensation Table for 2016.
(4)	The amounts reflect the actual aggregate balances as of December 31, 2016, less aggregate withdrawals and distributions. As indicated in footnote (1) above, amounts in this column that represent contributions by the named executive officer or by us are reported in the Summary Compensation Table for the applicable year if the officer qualified as a named executive officer in such year. The earnings on such contributions are not, and in the past have not been, reported in the Summary Compensation Table because such earnings are not at a preferential or above-market rate.

Termination and Change of Control Arrangements

The following tables show potential payments to each of our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control of us or a termination of employment of such officer, assuming a December 31, 2016 effective date of such change of control or termination. The named executive officers also have certain benefits that would be payable upon a change of control and/or termination as described above under “Pension Benefits” and “Nonqualified Deferred Compensation Plan.”

As partial consideration for the potential payments provided in the tables below, the named executive officers are bound by a confidentiality agreement as well as customary non-compete and non-solicitation provisions set forth in their respective employment agreements. The non-compete provisions prohibit the named executive officers from engaging in or being affiliated with any business which is competitive with us while employed by us and for a period of one year after the termination of such employment for any reason (except that Mr. Brocke-Benz’s provision lasts 18 months). The non-solicitation provision prohibits the named executive officer, either alone or in association with others, from soliciting any of our employees to leave the employ of the Company unless such individual’s employment with us has been terminated for a period of 180 days or longer. The named executive officer’s receipt of the payments would be contingent upon the executive signing a release of claims against us.

44

2017 PROXY STATEMENT

Executive Compensation (continued)

The amounts reported in the following table reflect severance or lump sum payments due upon termination of employment to our named executive officers:

	Involuntary Termination without Cause or Resignation for Good Reason ($) (1)		Change of Control (3)
Name		Termination Due to Death or Disability ($) (2)	Without Termination ($)	With Involuntary Termination Without Cause or Resignation for Good Reason ($)
Manuel Brocke-Benz
Cash severance	1,900,000	—	—	3,737,606
Annual cash incentive	1,900,000	950,000	—	1,900,000
Estimated Health & Welfare Benefits		—	—	—
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	1,390,641	1,390,641
Total	3,800,000	950,000	1,390,641	7,028,247

Gregory L. Cowan
Cash severance	742,500	—	—	742,500
Annual cash incentive	556,875	371,250	—	556,875
Estimated Health & Welfare Benefits	9,627	—	—	9,627
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	447,716	447,716
Total	1,309,002	371,250	447,716	1,756,718

Mark T. McLoughlin
Cash severance	673,500	—	—	673,500
Annual cash incentive	505,125	336,750	—	505,125
Estimated Health & Welfare Benefits	13,762	—	—	13,762
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	344,990	344,990
Total	1,192,387	336,750	344,990	1,537,377

Nils Clausnitzer
Cash severance(4)	530,540	—	—	530,540
Annual cash incentive(4)	397,905	265,270	—	397,905
Estimated Health & Welfare Benefits	—	—	—	—
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	11,435	11,435
Total	928,445	265,270	11,435	939,880

George Van Kula
Cash severance	697,500	—	—	697,500
Annual cash incentive	523,125	348,750	—	523,125
Estimated Health & Welfare Benefits	13,762	—	—	13,762
Long-term incentive awards (continued or accelerated vesting)(5)	—	—	338,508	338,508
Total	1,234,387	348,750	338,508	1,572,895
(1)	Upon termination without “cause” or resignation for “good reason” (as each such term is defined in the Executive Officer Employment Agreements) our named executive officers are generally entitled to (i) one and a half times (two times in the case of Mr. Brocke-Benz) the sum of the executive’s then current base salary, plus his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination and (ii) continued health benefits for the 12-month period (18-month period in the case of Mr. Brocke-Benz) following termination.
(2)	Upon termination by reason of death, the named executive officer’s beneficiary or estate, as applicable, will be entitled to receive a lump sum payment in an amount equal to the target bonus for the year in which such termination occurs, prorated for the portion of such year prior to the death. Upon termination by reason of disability, the named executive officer will be entitled to receive a lump sum payment in an amount equal to the target bonus for the year in which such termination occurs, prorated for the portion of such year prior to the termination. In addition, the named executive officer (other than Mr. Brocke-Benz) will be entitled to receive payments of base salary until payments to him under our long-term disability plan commence, but in any event, for a period not to exceed 18 months from the date of termination.
(3)	In the event excise taxes become payable under Section 280G and Section 4999 of the Code as a result of any “excess parachute payments,” as that phrase is defined by the Internal Revenue Service, upon a change of control of the Company, Mr. Brocke-Benz’s Executive Officer Employment Agreement provides that we will pay the excise tax as well as a gross-up for the impact of the excise tax payment. Included in the amount paid to Mr. Brocke-Benz upon a change of control is $1,837,606, which reflects the estimated excise tax and gross-up for the impact of excise taxes.
(4)	The cash severance and annual cash incentive amounts for Dr. Clausnitzer have been converted from euros to U.S. dollars based on the exchange rate as of the close of business on December 31, 2016 (1.05580).
(5)	Represents the value of all unvested stock options issued by the Company that would become vested upon a change of control of the Company on December 31, 2016. The value of the accelerated vesting of stock options is the difference between $25.03, which was the closing price of our common shares on December 30, 2016, and the exercise price for each stock option.

45

2017 PROXY STATEMENT

Executive Compensation (continued)

Equity Compensation Plan

The following table provides information as of December 31, 2016 regarding the number of shares of our common stock that may be issued under our 2014 Equity Incentive Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a)) (#) (c)
Equity Compensation Plans Approved by Stockholders	5,800,667	22.80	5,565,216
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	5,800,667	22.80	5,565,216

46

2017 PROXY STATEMENT

Other Business

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

March 31, 2017
George Van Kula

Senior Vice President, Human Resources, General Counsel and Secretary

47

2017 PROXY STATEMENT

Appendix A

VWR CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASUREMENTS

As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management and which we believe are useful to investors, creditors and others to evaluate our financial performance.

We have provided reconciliations of the following non-GAAP measurements referred to in this proxy statement:

•	Organic net sales eliminates the contribution of recently acquired businesses and the impact of changes in foreign currency exchange rates from our reported net sales.

•

Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, net of interest income, (ii) income tax provision or benefit, (iii) depreciation and amortization, (iv) net foreign currency remeasurement gains or losses relating to financing activities, (v) losses on extinguishment of debt, (vi) equity offering costs, (vii) charges associated with restructurings and other cost reduction initiatives, (viii) impairment charges, (ix) gains or losses upon business disposals, (x) share-based compensation expense and (xi) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability.

•

Adjusted EPS is our net income, adjusted for certain items, divided by a normalized number of shares outstanding, reflecting for all periods (i) the total number of shares of common stock outstanding following our initial public offering and the exercise of the underwriters’ option to purchase additional shares, as well as (ii) the dilutive effect, if any, of the assumed exercise or conversion of instruments into common stock as determined under GAAP. For the purposes of calculating adjusted net income, our net income or loss is first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) impairment charges, (iv) losses on extinguishment of debt, (v) equity offering costs, (vi) income from changes to estimated fair value of contingent consideration and (vii) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. After those adjustments, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates and any other tax items that are either isolated or cannot be expected to recur with any regularity or predictability.

•	Net Debt is our total debt less our cash and cash equivalents and our compensating cash balance.

•	Net Leverage is calculated by taking (i) Net Debt, and dividing it by (ii) our Adjusted EBITDA for the preceding twelve-month period.

48

2017 PROXY STATEMENT

Appendix A (continued)

ORGANIC NET SALES

(in millions)

(unaudited)

	Year Ended December 31,		Reported Change		Currency translation		Organic net sales growth
	2016	2015	Amount	%		Acquisitions	Amount	%
Americas	$2,737.7	$2,577.3	$160.4	6.2%	$(10.0)	$92.7	$77.7	3.0%
EMEA-APAC	1,776.5	1,741.5	35.0	2.0%	(38.2)	13.7	59.5	3.4%
Net Sales	$4,514.2	$4,318.8	$195.4	4.5%	$(48.2)	$106.4	$137.2	3.2%

ADJUSTED EBITDA

(in millions)

(unaudited)

	Year Ended December 31,
	2016	2015
Net income	$148.2	$154.3
Pre-tax adjustments:
Amortization of acquired intangible assets	85.4	83.4
Net foreign currency remeasurement loss (gain) from financing activities	1.2	(45.4)
Restructuring	20.3	–
Impairment charges	–	3.2
Loss on extinguishment of debt	0.5	32.7
Secondary equity offering costs	1.2	1.5
(Income) loss from changes to estimated fair value of contingent consideration	4.9	(1.1)
Purchase accounting adjustments	0.5	–
Legacy facility exit costs	–	2.8
Income tax (benefit) provision applicable to adjustments, net	(36.1)	(26.7)
Deferred tax rate change related to amortizable intangible assets	–	(4.5)
Adjusted net income	226.1	200.2
Interest expense	79.7	102.8
Depreciation expense	44.7	41.1
Share-based compensation expense	8.6	4.9
Income tax provision applicable to net income, as adjusted	122.2	107.0
Adjusted EBITDA	$481.3	$456.0

49

2017 PROXY STATEMENT

Appendix A (continued)

ADJUSTED EPS

(unaudited)

	Year ended December 31,
	2016		2015
	Adjustments in millions	Per share	Adjustments in millions	Per share
Diluted earnings per share (GAAP)		$1.12		$1.17
Adjustments to reconcile diluted earnings per share to Adjusted EPS:
Amortization of acquired intangible assets	$85.4	0.65	$83.4	0.63
Net foreign currency remeasurement loss (gain) from financing activities	1.2	0.01	(45.4)	(0.34)
Restructuring	20.3	0.15	—	—
Impairment charges	—	—	3.2	0.02
Loss on extinguishment of debt	0.5	—	32.7	0.25
Secondary equity offering costs	1.2	0.01	1.5	0.01
Loss (income) from changes to estimated fair value of contingent consideration	4.9	0.04	(1.1)	(0.01)
Purchase accounting adjustments	0.5	—	—	—
Legacy facility exit costs	—	—	2.8	0.02
Income tax benefit applicable to adjustments, net*	(36.1)	(0.27)	(26.7)	(0.2)
Deferred tax rate change related to amortizable intangible assets	—	—	(4.5)	(0.03)
Adjusted EPS (non-GAAP)**		$1.72		$1.52

*	Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates between 0% and 39%, depending upon the applicable jurisdiction.
**	Calculated result does not foot due to rounding.

NET LEVERAGE

(in millions)

(unaudited)

	December 31,
	2016		2015
Debt	$2,017.0		$1,989.0
Less:
Cash and cash equivalents	(168.7)		(136.3)
Net Debt	1,848.3		1,852.7
Adjusted EBITDA	481.3		456.0
Net Leverage	3.8	X	4.1	X

50

VWR®
We Enable Science
VWR Corporation
Radnor Corporate Center
Building One, Suite 200
100 Matsonford Road
Radnor, PA 19087

VWR CORPORATION RADNOR CORPORATE CENTER BUILDING ONE, SUITE 200 100 MATSONFORD ROAD, P.O. BOX 6660 RADNOR, PA 19087

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E22108-P91000	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VWR CORPORATION
The Board of Directors recommends you vote FOR each of the nominees listed below:
1.	Election of Directors

	Nominees:	For	Against	Abstain

1a.    Nicholas W. Alexos

1b.    Robert L. Barchi

1c.    Edward A. Blechschmidt

1d.    Manuel Brocke-Benz

1e.    Robert P. DeCresce

1f.     Harry M. Jansen Kraemer

1g.    Pamela Forbes Lieberman

1h.    Timothy P. Sullivan

1i.     Robert J. Zollars

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
					The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
					2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.	☐	☐	☐
					3.	Advisory approval of named executive officer compensation.	☐	☐	☐
NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

E22109-P91000

VWR CORPORATION

Annual Meeting of Stockholders

May 2, 2017 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George Van Kula and Scott K. Baker, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VWR Corporation that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on May 2, 2017, at the Company’s office located at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1